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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ocean Energy, Inc.:

We consent to the use of our report dated July 12, 1999 relating to the statements of revenues and direct operating expenses of the Underlying Properties of Ocean Energy, Inc. for each of the years in the three-year period ended December 31, 1998 included herein, and to the use of our report dated February 9, 1999, relating to the consolidated balance sheets of Ocean Energy, Inc. and Subsidiaries (formerly Seagull Energy Corporation) as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the December 31, 1998 Annual Report on Form 10-K of Seagull Energy Corporation incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.



                                                    KPMG LLP

Houston, Texas
July 14, 1999